UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 20, 2007 (February 15, 2007)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

 772 Graniteville Road, Graniteville Vermont   05654
    (Address of principal executive offices)    (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

2007 Incentive Plan

On February 15, 2007, the Compensation Committee adopted a cash incentive plan for 2007 (the "2007 Incentive Plan") covering the Corporation's executive officers, officers and certain other key employees, including Kurt M. Swenson, Chairman/CEO, Richard M. Urbach, President and COO/Retail Division, Donald Labonte, President and COO/North American Manufacturing, Nancy Rowden Brock, Senior Vice President/Chief Financial Officer, Douglas S. Goldsmith, President and COO/Quarry Division and Michael B. Tule, Senior Vice President/General Counsel. Pursuant to the 2007 Incentive Plan, the aforementioned  executive officers may earn a cash bonus of between 10% and 50% of their respective base salaries, based upon the attainment of certain levels of earnings before income taxes ("pretax income") by the operating unit(s) for which they are responsible, as well as by the Corporation, except that in the cases of Mr. Swenson, Mr. Tule and Ms. Brock, the cash bonus will be determined solely upon the attainment of certain levels of pretax income by the Corporation.

Discretionary Cash Bonus Grants

On February 15, 2007, the Compensation Committee of the Board of Directors of Rock of Ages Corporation (the "Corporation") granted discretionary cash bonuses of $25,000 each to Mr. Labonte and Mr. Urbach for their 2006 performance. No other bonuses were granted to any other executive officers.

Item 2.02	Results of Operation and Financial Condition

The following information is being furnished by Rock of Ages as required by this Item 2.02 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On February 20, 2007, Rock of Ages issued a press release regarding its results of operations for the fourth quarter and year ended December 31, 2006. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	00.1	Press Release dated February 20, 2007

 ROCK OF AGES CORPORATION

FORM 8-K

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: February 20, 2007	By: /s/Michael B. Tule Michael B. Tule Senior Vice President/General Counsel

 Exhibit Index

Number	Description

99.1	Press Release dated February 20, 2007